EXHIBIT 10.1

                             ASSIGNMENT OF INVENTION

         Inconsideration of the payment of 85,000 shares of STGI Unrestricted, Freely Tradable Stock, as payment required from STEROIDOGENESIS INHIBITORS INTERNATIONAL, INC. a Nevada Corporation with offices located at 101 Convention Center Drive, Suite 310, Las Vegas, Nevada 89109 ("Assignee") to Linda M. Johnson, of 21704 Wapford Way, Boca Raton, Florida 33486 ("Assignor"), (see
Exhibit 1 attached hereto, sell, assign and transfer representatives of the assignee, all right, interest and title in the U.S. Patent Nos. 07/578,030 and 233,247 without recourse, as more fully set forth in the Assignment of Invention issued Assignor on May 14, 1999 by SPECTRUM PHARMACEUTICAL CORPORATION, A Florida Corporation, (see Exhibit 2 attached hereto and incorporated herein).

         ASSIGNOR hereby covenants that no assignment, sale, agreement or encumbrance has been or will be knowingly entered into which would conflict with this assignment. THIS ASSIGNMENT OF INVENTION shall be governed by and construed in accordance with the laws of the State of Florida and the laws of the United States of America.

Date: September 6, 2000

/s/ Linda M Johnson
Linda M. Johnson, Assignor